[FORM OF PROXY CARD]

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	FOUR EASY WAYS TO VOTE YOUR PROXY
To vote by Internet 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com. 3) Follow the instructions provided on the website.
To vote by Telephone 1) Read the Prospectus/Proxy Statement and have the proxy card below at hand. 2) Call 1-877-690-6903. 3) Follow the instructions.

To vote by Mail

1)  Read the Prospectus/Proxy Statement.

2)  Check the appropriate box on the proxy card below.

3)  Sign and date the proxy card.

4)  Return the proxy card in the enclosed postage-paid envelope provided.

Live Proxy Services Representative

Call toll-free: 1-833-795-8489 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 10:00 PM EST.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E45216-S71134	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

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	THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER				For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of The Hartford Municipal Real Return Fund (“Acquired Fund”) to The Hartford Municipal Opportunities Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund that have an aggregate net asset value equal to the aggregate net asset value of the shares of the Acquired Fund on the valuation date for the reorganization; (ii) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; and (iii) the distribution of shares of the Acquiring Fund to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.

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	2.			To transact such other business as may properly come before the Special Meeting.

In their discretion,the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. If you wish to vote in accordancewith the recommendation of the Board of Directors, simply sign and date this Proxy Card and return it in the envelope provided.

Note: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please provide full title as such. If a corporation, please signin full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS  FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2018:

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING ARE AVAILABLE ONLINE AT WWW.PROXYVOTE.COM

E45217-S71134

PROXY	THE HARTFORD MUNICIPAL REALRETURN FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 28, 2018	PROXY

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS OF THE HARTFORD MUTUAL  FUNDS II, INC. ON BEHALF OF THE HARTFORD MUNICIPAL REAL RETURN  FUND. The undersigned appoints Walter F.  Garger, Thomas R. Phillips and Alice A. Pellegrino or any of them separately with power to act without the other and with the right of substitution in each, the proxies of the undersigned (the “Proxies”), to vote, as designated herein, all shares of The Hartford Municipal Real Return Fund (the “Fund”) held by the undersigned on April 30, 2018 at a Special Meeting of Shareholders (the “Meeting”) to be held at the offices of Hartford Funds Management Company, LLC (“HFMC”), 690 Lee Road, Wayne, Pennsylvania 19087 on June 28, 2018 at 10:00 a.m. Eastern Time, and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement,  with all powers the undersigned would possess if present in person.

By executing  this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superseding proxy.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY